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Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

        We hereby consent to the incorporation by reference into this Registration Statement on Form S-4, to be filed on or about August 30, 2013, and the Prospectus to which the Registration Statement is related, of the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our audit letter setting forth the estimates of the oil and gas reserves and revenues from the oil and gas reserves at September 30, 2012, 2011 and 2010, for the Panther Energy Company, LLC assets included in the Current Report on Form 8-K of Midstates Petroleum Company, Inc., filed on May 20, 2013. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the Prospectus to which the Registration Statement is related.

By:	/s/ J. ZANE MEEKINS
	Name:	J. Zane Meekins
	Title:	Executive Vice President

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm No. F-693
Fort Worth, Texas
August 27, 2013

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  Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS